UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2025

Trio Petroleum Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Business Park South, Suite 115

Bakersfield, CA 93309

(661) 324-3911

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Asset Purchase Transaction with Novacor Exploration Ltd.

As of April 4, 2025, Trio Petroleum Corp., a Delaware corporation (the “Company”) entered into an Asset Purchase Agreement (the “APA”) with Trio Petroleum Canada, Corp., an Alberta, Canada corporation and a wholly owned subsidiary of the Company (the “Buyer” or “Trio Canada”), and Novacor Exploration Ltd., a corporation incorporated under the Canada Business Corporations Act (the “Seller”), pursuant to which, subject to the terms and conditions set forth in the APA, the Buyer agreed to acquire certain assets of Seller relating to Seller’s oil and gas business, including certain contracts, leases and permits for working interests in petroleum and natural gas and mineral rights located in the Lloydminster, Saskatchewan heavy oil region in Canada (collectively, the “Assets”), free and clear of any liens other than certain specified liabilities of Seller that are being assumed (collectively, the “Liabilities” and such acquisition of the Assets and assumption of the Liabilities together, the “Transaction”) for a total purchase price of (i) US$650,000, in cash, US$65,000 of which was previously provided to the Seller by a deposit paid by the Buyer, and (ii) the issuance to the Seller of 526,536 restricted shares (the “Shares”) of common stock, par value US$0.0001 per share (the “Common Stock”), of the Company (the “Purchase Price”).

The APA provides for the Transaction to be closed in two closings. The first closing of the Transaction was consummated on April 8, 2025 (the “First Closing”). At the First Closing, title to the TWP48 Assets (as such term is defined in the APA) was delivered to the Buyer, and the Seller delivered to the Buyer (i) US$260,000, in cash, reflecting the US$325,000 payable for the TWP48 Assets, less the US$65,000 deposit previously paid by the Buyer to the Seller and (ii) the Shares. The APA further provides for the second closing of the Transaction (the “Second Closing” and collectively with the First Closing, the “Closings”) for the sale of the TWP47 Assets (as such term is defined in the APA) to take place, subject to the satisfaction or waiver of the applicable closing conditions provided in the APA, including delivery of the applicable deliverables, on the later of (i) May 15, 2025 and (ii) three business days following the date that the Seller has provided written notice to the Buyer that the right of first refusal with respect the TWP47 Assets as described in Schedule of the APA has expired on been waived.

Following the Closings, (i) operating costs for the Assets shall, for a period of two (2) years, be held at the levels detailed in the auditor’s report over the eighteen (18) month period prior to the Closings, prepared for the Buyer on the basis of the due diligence materials provided by the Seller to the Buyer in connection with the Transaction, unless mutually agreed otherwise; (ii) after such two-year period, operating costs shall remain competitive with other operators in the area; and (iii) the Buyer shall be entitled to terminate the Seller’s post-Closings actions at any time on 30 days’ prior written notice to the Seller.

After the Closings, with respect to the Assets, the Seller shall act as the on-site operator of the Assets and perform all work and services as provided in the APA.

The APA contains customary representations, warranties, covenants and indemnifications by the parties for a transaction involving the acquisition of assets in oil and gas business. The APA contains certain termination rights for the Company, the Buyer and Seller, including the right to terminate the APA if the Second Closing is not consummated by June 30, 2025; provided, however, that any such termination would not have any effect on the consummation of the First Closing and the sale of the TWP48 Assets.

The Company is obligated to register the Shares for resale in a registration statement filed with the Securities and Exchange Commission (the “Commission”), within 21 days after the First Closing.

The foregoing summary of the APA is not complete and is qualified in its entirety by reference to the full text of the APA, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The representations, warranties and covenants set forth in the APA have been made only for purposes of the APA and solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the APA instead of establishing these matters as facts. In addition, information regarding the subject matter of the representations and warranties made in the APA may change after the date of the APA. Accordingly, the APA is included with this Current Report on Form 8-K only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company, its subsidiary, the Assets or Liabilities, or the Company’s or its subsidiary’ respective businesses as of the date of the APA or as of any other date.

Loan and Note Purchase Agreement and Promissory Note

As of April 4, 2025, the Company entered into a Loan and Note Purchase Agreement (the “Loan Agreement”) with Trio Canada, made a loan (the “Loan”) to Trio Canada, in the amount of US$1,131,000 (the “Loan Amount”), and issued a three-year promissory note to Trio Canada, with a maturity date of April 4, 2028, in the principal amount of US$1,131,000 (the “Note”) evidencing the Loan Amount. The outstanding principal amount of the Note accrues interest at a rate of 12% per annum.

Under the terms of the Loan Agreement, US$585,000 of the Loan Amount is required to be used to pay the remaining cash amount payable to Seller at the Closings, in connection with the Transaction, and the remainder of the Loan Amount is to be used for ongoing operating costs of Trio Canada.

The Loan Agreement contains customary representations, warranties and covenants for a promissory note of its type. The Note also contains customary provisions relating to an “Event of Default,” including the Company’s right to accelerate the payment of all amounts due and payable under the Note at the time of an Event of Default. Additionally, if any amount owing under the Note is not paid when due and payable, interest shall accrue at a rate of 15% per annum, until the applicable payment is made. In addition, at Trio Canada’s election, Trio Canada may prepay all or any part of the outstanding principal amount plus accrued interest at any time, without penalty or premium of any kind, provided that the Trio Canada shall give the Company a 5-day written notice of the Trio Canada’s election to so prepay any amount.

The foregoing summary of the Loan Agreement and the Note are not complete and each is qualified in its entirety by reference to the full text of the Loan Agreement and the Note, copies of which are attached hereto as Exhibits 10.2 and 4.1, respectively, and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference herein. Based in part upon the representations of the Seller in the APA, the issuance and sale of Common Stock pursuant to the APA to the Seller as part of the Purchase Price in the Transaction was made in a private placement transaction exempt for registration in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and corresponding provisions of state securities or “blue sky” laws.

None of the securities have been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Commission or an applicable exemption from the registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 7.01 Regulation FD

On April 10, 2025, the Company issued a press release announcing the signing of the APA. A copy of such release is furnished hereto as Exhibit 99.1.

Item 8.01 Other Events

On March 28, 2025, the Company formed Trio Canada, a wholly owned subsidiary of the Company, in Alberta, Canada. Robin Ross and Greg Overholtzer have served as Chief Executive Officer and Chief Financial Officer of Trio Canada since March 28, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Promissory Note, issued by Trio Petroleum Canada, Corp. to Trio Petroleum Corp., dated as of April 4, 2025.
10.1†	Asset Purchase Agreement, dated as of April 4, 2025, by and among, Trio Petroleum Corp., Trio Petroleum Canada, Corp., and Novacor Exploration Ltd.
10.2	Loan and Note Purchase Agreement, dated as of April 4, 2025, by and between Trio Petroleum Corp. and Trio Petroleum Canada, Corp.
99.1	Press release, dated April 10, 2025.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

†	Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Registration S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trio Petroleum Corp.

Date: April 10, 2025	By:	/s/ Robin Ross
	Name:	Robin Ross
	Title:	Chief Executive Officer